Exhibit 99.1

Bryn Mawr Bank Corporation

FOR RELEASE:	IMMEDIATELY

FOR MORE INFORMATION CONTACT:	Ted Peters, Chairman
610-581-4800 or
610-525-2531 (evening)
tpeters@bmtc.com
J. Duncan Smith, CFO
610-526-2466 or
610-306-8489 (evening)
jdsmith@bmtc.com

Bryn Mawr Bank Corporation Reports a 27.8% Increase in First Quarter Diluted Earnings Per Share – Due to a $0.10 per Share Gain on Sale of Real Estate

BRYN MAWR, Pa. April 25, 2007 - Bryn Mawr Bank Corporation, (NASDAQ: BMTC), (the “Corporation”), parent of The Bryn Mawr Trust Company (the “Bank”), today announced financial results for the first quarter ended March 31, 2007.

The Corporation reported first quarter 2007 diluted earnings per share of $0.46, an increase of $0.10 or 27.8% compared to $0.36 in the same period of 2006. Net income for the first quarter of 2007 was $3.976 million, an increase of 26.8% or $840,000, compared to $3.136 million in last year’s first quarter. The primary factor contributing to the increase in earnings for the first quarter of 2007 compared to the same period last year was $0.10 per share or an $866,000 after tax gain on the sale of real estate that previously served as the Bank’s Wynnewood branch location. Excluding the real estate gain, first quarter 2007 diluted earnings per share and net income were $0.36 per share and $3.110 million, respectively, essentially unchanged from first quarter 2006 results.

The Corporation’s Chairman and Chief Executive Officer, Ted Peters, said “The first quarter results are in line with our internal projections. Having anticipated a large one-time gain on the sale of real estate during this first quarter, the Corporation began a number of initiatives in the latter part of 2006. All of these initiatives are expected to be dilutive to earnings in 2007. They include the formation of an equipment leasing company, the start-up of a loan production office in West Chester, the opening of our new Ardmore Office and the re-tooling of our Wealth Services area. In addition, on May 1, 2007, we are starting a Private Banking Group to better meet the needs of our most affluent clients. All of these initiatives should be accretive to earnings in 2008.”

Additionally, first quarter 2007 results reflect the continued unfavorable interest rate environment as net interest income grew only $195,000 or 2.4% from the first quarter of 2006 and actually decreased $49,000 or 0.6% from the fourth quarter of 2006.

Return on average equity (ROE) and return on average assets (ROA) for the quarter ended March 31, 2007 were 19.36% (15.15% excluding the real estate gain) and 2.03% (1.59% excluding the real estate gain), respectively. ROE was 16.27% and ROA was 1.83% for the same period last year. The tax equivalent net interest margin for the first quarter of 2007 was 4.65% compared with 5.22% in the first quarter of 2006. This decrease reflects the Corporation’s need to fund earning asset growth in 2007 with wholesale funding at a rate of 5.42% and a continued change in deposit mix which is discussed later in this release.

The net interest margin of 4.65% for the first quarter of 2007 is unchanged from the fourth quarter of 2006, reflecting higher earning asset yields provided by the leasing company, offset by higher funding costs. Chairman and CEO, Ted Peters commented that, “the leasing company is significantly ahead of plan and is expected to break-even in the third quarter of 2007.”

Total portfolio loans and leases at March 31, 2007 were $691.5 million, an increase of $84.9 million or 14.0% from $606.6 million at March 31, 2006 and an increase of $10.2 million or 6.0% (annualized) from year end balances of $681.3 million. Leases at March 31, 2007 of $16.9

2

million were 2.4% of total portfolio loans and leases. The lease portfolio is presently growing at a rate of over $3 million per month. Credit quality on the entire loan and lease portfolio continues to be very strong as nonperforming loans and leases of $417,000 represents less than 0.07% of total loans and leases. The Corporation expects lease charge-offs to increase as the lease portfolio matures and grows over the next two years. However, lease charge-offs are expected to be below industry norms as we have an experienced underwriting team, the lease portfolio is geographically diverse, and the average customer exposure is less than $25,000. At March 31, 2007, the allowance for loan and lease losses of $8.366 million represents 1.21% of portfolio loans and leases compared with 1.19% at December 31, 2006.

Low cost core deposit growth remains extremely difficult as lower cost interest bearing checking, money market and savings balances continue to decline as reflected in the accompanying five quarter average balance sheet presentation. Higher cost time deposits, wholesale deposits and borrowed funds continue to be the incremental funding source for the Corporation’s earning asset growth. Average deposit balances are more indicative of typical funding levels as quarter end customer deposit inflows temporarily boosted overall footings. The Corporation expects the reliance on higher cost wholesale funding sources to continue for the foreseeable future. The Corporation has significant unused wholesale funding capacity from the Federal Home Loan Bank of Pittsburgh, correspondent banks and the institutional CD market.

The Corporation’s plan is to increase core funding, include the opening of a West Chester Branch location in 2008, the refurbishment of the Wayne branch location in the Fall of 2007 and the introduction of “e-Z Banking”, a remote capture product that allows high volume commercial customers to electronically transmit their check deposits from their offices. Once implemented, these plans should have a positive impact on deposit growth over the next few years.

Non-interest income for the first quarter of 2007 excluding the $1.333 million (pre-tax) real estate gain, was $4.813 million, an increase of $214,000 or 4.7% over the $4.599 million in the first quarter of 2006. The primary factor for this increase was first quarter Wealth Division revenue of $3.287 million which was $167,000 or 5.4% higher than the same period last year. As mentioned earlier in this release, the Corporation is investing in additional personnel and

3

service enhancements in the Wealth Division with the goal of stronger revenue growth. A slight improvement in mortgage loan sale revenue also contributed to the growth in non-interest income.

Non-interest expense for the first quarter of 2007 was $8.435 million, an increase of $590,000 or 7.5% over $7.845 million in the first quarter of 2006. This increase is due to several factors including staffing costs relating to the leasing company and the West Chester loan production office, annual merit increases, the opening of the Ardmore branch and increased advertising costs and professional fees. The costs of the Wealth Division and Private Banking Group initiatives will be phased in over the second and third quarters of 2007. Fourth quarter 2006 non-interest expense was $7.846 million.

In other business, the Corporation’s Board of Directors declared a regular quarterly dividend of $0.12 per share, payable June 1, 2007, to shareholders of record as of May 7, 2007.

As previously announced, the Corporation will hold an earnings conference call at 4:30 p.m. EDT on Wednesday, April 25, 2007. Interested parties may participate by calling 973-321-1024 at 4:25 p.m. EDT and referencing conference PIN #8718224. A taped replay of the conference call will be available within two hours of the conclusion of the call and will remain available through Wednesday, May 10, 2007. The number to call for the taped replay is 973-341-3080 and the conference PIN is 8718224.

The conference call will be simultaneously broadcast live over the Internet through a web cast on the investor relations portion of the Bryn Mawr Bank Corporation’s website. To access the call, please visit the website at http://www.bmtc.com/investor_01.cfm. An online archive of the web cast will be available within two hours of the conclusion of the call. The Corporation has also recently expanded its Investor Relations website to include added resources and information for shareholders and interested investors. Interested parties are encouraged to utilize the expanded resources of the site for more information on Bryn Mawr Bank Corporation.

4

This release contains financial information determined by methods other than in accordance with generally accepted accounting principles (“GAAP”). The Corporation’s Management uses these non-GAAP measures in its analysis of the Corporation’s performance. These non-GAAP measures consist of adjusting net income, diluted earnings per share, ROE, ROA and the efficiency ratio determined in accordance with GAAP to exclude the effects of the real estate gain in the first quarter of 2007. Management believes that the presentation excluding the impact of the real estate gain in the first quarter of 2007 provides useful supplementation information essential to the proper understanding of the operating results of the Corporation’s core business. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures, which may be presented by other companies.

This release contains certain forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include the words believe, expect, anticipate, intend, plan, target, estimate or words of similar meaning. Forward-looking statements, by their nature, are subject to risks and uncertainties. A number of factors, many of which are beyond the Corporation’s control, could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Forward-looking statements speak only as of the date they are made. The Corporation does not undertake to update forward-looking statements.

####

5

Bryn Mawr Bank Corporation

Reconcilation of Non-GAAP Information

Three month period ended March 31,

(dollars in thousands, except per share data)

	Net Income		Change		Non-interest income		Change
	2007	2006	$	%	2007	2006	$	%
As reported (GAAP)	$3,976	$3,136	$840	26.8%	$6,146	$4,599	$1,547	33.6%

Non-GAAP adjustment [1]	(866)	—	(866)	(27.6%)	$1,333	$0	$1,333	(29.0%)

Adjusted (Non-GAAP)	$3,110	$3,136	($26)	(0.8%)	$4,813	$4,599	$214	4.7%

	Diluted earnings per share		Change		ROE		ROA
	2007	2006	$	%	2007	2006	2007	2006
As reported (GAAP)	$0.46	$0.36	$0.10	27.8%	19.36%	16.27%	2.03%	1.83%

Non-GAAP adjustment [1]	($0.10)	—	($0.10)	(27.8%)	4.21%	0.00%	0.44%	0.00%

Adjusted (Non-GAAP)	$0.36	$0.36	$0.00	0.0%	15.15%	16.27%	1.59%	1.83%

	Efficiency Ratio
	2007	2006
As reported (GAAP)	58.08%	61.39%

Non-GAAP adjustment [1]	5.88%	0.00%

Adjusted (Non-GAAP)	63.96%	61.39%

[1]	The non-GAAP adjustment in 2007 represents the reduction of the effect of the after tax gain on sale of real estate of $866,000.

The gain was calculated as the excess of the net sale proceeds over net book value, less income taxes.

Bryn Mawr Bank Corporation

Consolidated Selected Financial Data (GAAP)

(Dollars in thousands, except per share data)

March 31, 2007

(unaudited)

	For The Three Months Ended
For the period:	Mar 31, 2007	Dec 31, 2006	Sep 30, 2006	Jun 30, 2006	Mar 31, 2006
Interest income	$12,521	$12,446	$12,017	$11,098	$10,345
Interest expense	4,145	4,021	3,627	2,795	2,164

Net interest income	8,376	8,425	8,390	8,303	8,181
Provision for loan and lease losses	250	211	258	209	154

Net interest income after provision for loan and lease losses	8,126	8,214	8,132	8,094	8,027

Fees for wealth management services	3,287	3,241	3,013	3,048	3,120
Loan servicing and late fees	280	283	271	282	290
Service charges on deposits	360	376	388	397	379
Net gain on sale of real estate	1,333
Net gain on sale of loans	280	182	268	254	250
Other operating income	606	542	623	594	560

Noninterest income	6,146	4,624	4,563	4,575	4,599

Salaries and wages	4,048	3,982	4,109	3,834	3,829
Employee benefits	1,221	951	887	1,131	1,318
Occupancy and bank premises	686	632	636	642	624
Furniture fixtures and equipment	507	481	486	476	482
Advertising	316	238	187	273	200
Amortization of mortgage servicing rights	92	90	88	84	86
Professional fees	401	225	285	209	297
Other expenses	1,164	1,247	1,152	1,253	1,009

Noninterest expense	8,435	7,846	7,830	7,902	7,845

Income before income taxes	5,837	4,992	4,865	4,767	4,781
Income tax expense	1,861	1,784	1,630	1,630	1,645

Net income	$3,976	$3,208	$3,235	$3,137	$3,136

Per share data:
Weighted average shares outstanding	8,575,172	8,588,820	8,575,170	8,577,365	8,570,675
Dilutive potential common shares	121,519	120,792	109,995	113,690	109,837

Adjusted weighted average dilutive shares	8,696,691	8,709,612	8,685,165	8,691,055	8,680,512

Basic earnings per common share	$0.46	$0.37	$0.38	$0.37	$0.37

Diluted earnings per common share	$0.46	$0.37	$0.37	$0.36	$0.36

Dividend declared per share	$0.12	$0.12	$0.12	$0.11	$0.11

Note: Certain prior period amounts have been reclassified to conform to current period presentation.

Bryn Mawr Bank Corporation

Consolidated Selected Financial Data (GAAP)

(Dollars in thousands)

March 31, 2007

(unaudited)

	As of
Balance Sheet For the period ended:	Mar 31, 2007	Dec 31, 2006	Sept 30, 2006	Jun 30, 2006	Mar 31, 2006
Assets

Interest bearing deposits with banks	$407	$532	$544	$642	$508
Fed funds sold	7,885	—	—	—	—
Investment securities	45,772	48,232	51,399	45,697	41,488

Loans held for sale	7,448	3,726	7,621	6,369	4,061

Portfolio loans:
Consumer	8,073	9,156	8,848	8,863	9,149
Commercial & industrial	179,483	175,278	177,797	166,442	165,508
Commercial mortgages	200,121	198,407	185,234	178,253	166,816
Construction	74,355	74,798	74,949	65,097	49,375
Residential mortgages	105,065	103,572	107,021	108,820	106,196
Home equity lines & loans	107,554	113,068	112,940	112,157	109,534
Leases	16,898	7,012	316	—	—

Total portfolio loans	691,549	681,291	667,105	639,632	606,578

Earning assets	753,061	733,781	726,669	692,340	652,635

Cash and due from	25,114	61,473	23,921	27,529	26,132
Allowance for loan and lease losses	(8,366)	(8,122)	(8,025)	(7,779)	(7,571)
Other assets	41,113	39,528	40,678	39,392	38,737

Total assets	$810,922	$826,660	$783,243	$751,482	$709,933

Interest-bearing checking	$130,447	$143,742	$128,707	$134,754	$142,606
Money market	107,919	111,338	112,360	106,401	115,920
Savings	40,751	40,441	41,640	43,303	44,830
Wholesale deposits	65,270	19,976	29,963	34,951	5,000
Time deposits	166,967	200,446	179,712	163,029	148,412

Interest-bearing deposits	511,354	515,943	492,382	482,438	456,768

Non-interest bearing deposits	152,926	198,546	145,872	152,092	151,324

Total deposits	664,280	714,489	638,254	634,530	608,092

Borrowed funds	45,000	15,000	46,300	22,700	8,000
Other liabilities	16,061	14,788	14,395	12,597	14,171
Shareholders’ equity	85,581	82,383	84,294	81,655	79,670

Total liabilities and shareholders’ equity	$810,922	$826,660	$783,243	$751,482	$709,933

Balance Sheet (average)	2007 1Q	2006 4Q	2006 3Q	2006 2Q	2006 1Q
Assets

Interest bearing deposits with banks	$486	$500	$807	$687	$439
Fed funds sold	2,597	1,291	3,345	1,467	6,161
Investment securities	47,029	51,658	49,103	44,197	37,069
Loans held for sale	3,746	4,312	5,910	3,304	3,217
Portfolio loans and leases	684,870	669,036	645,284	617,627	595,446

Earning assets	738,728	726,797	704,449	667,282	642,332

Cash and due from	24,766	27,030	25,373	24,666	24,332
Allowance for loan and lease losses	(8,254)	(8,189)	(7,904)	(7,686)	(7,524)
Other assets	38,297	40,374	37,267	37,803	35,819

Total assets	$793,537	$786,012	$759,185	$722,065	$694,959

Interest-bearing checking	$133,252	$129,400	$132,826	$140,400	$141,504
Money market	107,978	113,608	109,595	110,710	118,365
Savings	40,143	40,856	42,533	43,738	45,073
Wholesale deposits	31,573	19,957	19,956	1,425	—
Time deposits	191,838	193,166	187,083	164,803	147,610

Interest-bearing deposits	504,784	496,987	491,993	461,076	452,552

Non-interest bearing deposits	149,420	152,822	149,465	150,586	147,274

Total deposits	654,204	649,809	641,458	611,662	599,826

Borrowed funds	40,363	35,731	21,380	16,738	3,544
Other liabilities	15,704	15,702	13,966	13,487	13,419
Shareholders’ equity	83,266	84,770	82,381	80,178	78,170

Total liabilities and shareholders’ equity	$793,537	$786,012	$759,185	$722,065	$694,959

Bryn Mawr Bank Corporation

Consolidated Selected Financial Data (GAAP)

(Dollars in thousands, except per share data)

March 31, 2007

(unaudited)

For the period:	2007 1Q	2006 4Q	2006 3Q	2006 2Q	2006 1Q
Asset Quality Data

Nonaccrual loans and leases	$371	$704	$794	866	773
90 + days past due loans and leases	46	119	835	794	5

Nonperforming loans and leases	$417	$823	$1,629	1,660	778
OREO	561	—	—	—	25

Nonperforming assets	$978	$823	$1,629	1,660	803

Allowance for loan and lease losses	$8,366	$8,122	$8,025	7,779	7,571
Allowance for loan and lease losses / loans	1.21%	1.19%	1.20%	1.22%	1.25%
Allowance for loan and lease losses / nonperforming loans and leases	2,006%	987%	493%	469%	973%
Nonperforming loans and leases / portfolio loans	0.06%	0.12%	0.24%	0.26%	0.13%
Nonperforming assets / assets	0.12%	0.10%	0.21%	0.22%	0.11%
Net loan and lease charge-offs (recoveries)	6	114	12	1	(15)
Net loan and lease charge-offs (annualized)/ average loans	0.004%	0.07%	0.01%	NC *	NC *

(NC*- Not calculated as there were no significant charge-offs)

	2007 1Q	2006 4Q	2006 3Q	2006 2Q	2006 1Q
Selected ratios (annualized):

Return on average assets	2.03%	1.62%	1.69%	1.74%	1.83%
Return on average shareholders’ equity	19.36%	15.01%	15.58%	15.70%	16.27%
Yield on interest earning assets*	6.93%	6.85%	6.82%	6.72%	6.58%
Cost of interest bearing funds	3.08%	2.99%	2.80%	2.35%	1.92%
Net interest margin*	4.65%	4.65%	4.78%	5.04%	5.22%
Tier 1 leverage ratio	11.34%	11.04%	11.12%	11.39%	11.53%
Book value per share	$9.97	$9.62	$9.83	9.52	9.29
Tangible book value per share	$9.97	$9.62	$9.83	9.52	9.29
Period end shares outstanding	8,582,172	8,562,209	8,575,253	8,575,398	8,575,555

Selected data:

Mortgage loans originated	$28,271	$23,030	$37,860	31,966	34,451
Mortgage loans sold—servicing retained	$4,831	$4,242	$6,043	3,615	7,010
Mortgage loans sold—servicing released	$14,844	$15,320	$10,867	13,127	7,436
Mortgage loans serviced for others	$377,512	$382,141	$385,861	395,091	409,429

Wealth assets under management / administration	$2,522,371	$2,514,824	$2,243,595	2,195,258	2,262,064

*	Yield on interest earning assets and net interest margin are calculated on a tax equivalent basis.

Quarterly Average Balances and Tax Equivalent Income and Expense and Tax Equivalent Yields

	1st Quarter 2007			4rd Quarter 2006			3rd Quarter 2006
(dollars in thousands)	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid
Assets:
Interest-bearing deposits with other banks	$486	$6	5.01%	$500	$7	5.55%	$807	$11	5.41%
Federal funds sold	2,597	34	5.31%	1,291	17	5.22%	3,345	45	5.34%
Investment securities available for sale:
Taxable	42,023	529	5.11%	46,618	567	4.83%	44,132	503	4.52%
Tax-exempt	5,006	58	4.70%	5,040	58	4.57%	4,971	58	4.63%

Investment securities available for sale	47,029	587	5.06%	51,658	625	4.80%	49,103	561	4.53%

Loans and leases	688,616	11,993	7.06%	673,348	11,892	7.01%	651,194	11,494	7.00%

Total interest earning assets	738,728	12,620	6.93%	726,797	12,541	6.85%	704,449	12,111	6.82%

Cash and due from banks	24,766			27,030			25,373
Less allowance for loan and lease losses	(8,254)			(8,189)			(7,904)
Other assets	38,297			40,374			37,267

Total assets	$793,537			$786,012			$759,185

Liabilities:

Savings, NOW and market rate deposits	$281,373	$998	1.44%	$283,864	$1,066	1.49%	$284,954	$1,029	1.43%
Wholesale deposits	31,573	422	5.42%	19,957	281	5.59%	19,956	278	5.53%
Time deposits	191,838	2,184	4.62%	193,166	2,184	4.49%	187,083	2,026	4.30%

Total interest-bearing deposits	504,784	3,604	2.90%	496,987	3,531	2.82%	491,993	3,333	2.69%

Short term borrowings	40,363	541	5.44%	35,731	490	5.44%	21,380	294	5.46%

Total interest-bearing liabilities	545,147	4,145	3.08%	532,718	4,021	2.99%	513,373	3,627	2.80%

Noninterest-bearing deposits	149,420			152,822			149,465
Other liabilities	15,704			15,702			13,966

Total noninterest-bearing liabilities	165,124			168,524			163,431

Total liabilities	710,271			701,242			676,804

Shareholders’ equity	83,266			84,770			82,381

Total liabilities and shareholders’ equity	$793,537			$786,012			$759,185

Interest income to earning assets	—	—	6.93%	—	—	6.85%	—	—	6.82%

Net interest spread			3.85			3.86			4.02
Effect of noninterest-bearing sources			0.80			0.79			0.76

Net interest income/ margin on earning assets	—	$8,475	4.65%	—	$8,520	4.65%	—	$8,484	4.78%

Tax equivalent adjustment		$99	0.05%		$95	0.05%		$94	0.05%

	2nd Quarter 2006			1st Quarter 2006
(dollars in thousands)	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid
Assets:
Interest-bearing deposits with other banks	$687	$8	4.67%	$439	$5	4.62%
Federal funds sold	1,467	18	4.92%	6,161	66	4.34%
Investment securities available for sale:
Taxable	39,249	416	4.25%	32,055	306	3.87%
Tax-exempt	4,948	59	4.78%	5,014	60	4.85%

Investment securities available for sale	44,197	475	4.31%	37,069	366	4.00%

Loans and leases	620,931	10,683	6.90%	598,663	9,987	6.77%

Total interest earning assets	667,282	11,184	6.72%	642,332	10,424	6.58%

Cash and due from banks	24,666			24,332
Less allowance for loan and lease losses	(7,686)			(7,524)
Other assets	37,803			35,819

Total assets	$722,065			$694,959

Liabilities:

Savings, NOW and market rate deposits	$294,848	$914	1.24%	$304,942	$821	1.09%
Wholesale deposits	1,425	20	5.63%	—	—
Time deposits	164,803	1,645	4.00%	147,610	1,301	3.57%

Total interest-bearing deposits	461,076	2,579	2.24%	452,552	2,122	1.90%

Short term borrowings	16,738	216	5.18%	3,544	42	4.81%

Total interest-bearing liabilities	477,814	2,795	2.35%	456,096	2,164	1.92%

Noninterest-bearing deposits	150,586			147,274
Other liabilities	13,487			13,419

Total noninterest-bearing liabilities	164,073			160,693

Total liabilities	641,887			616,789

Shareholders’ equity	80,178			78,170

Total liabilities and shareholders’ equity	$722,065			$694,959

Interest income to earning assets	—	—	6.72%	—	—	6.58%

Net interest spread			4.37			4.66
Effect of noninterest-bearing sources			0.67			0.56

Net interest income/ margin on earning assets	—	$8,389	5.04%	—	$8,260	5.22%

Tax equivalent adjustment		$86	0.05%		$79	0.05%